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                                                               Exhibit 10.6

                                ACME PACKET, INC.

                        INCENTIVE STOCK OPTION AGREEMENT

     This INCENTIVE STOCK OPTION AGREEMENT, dated as of December 23, 2005 (this "AGREEMENT"), is between ACME PACKET, INC., a Delaware corporation (the "COMPANY"), and Dino DiPalma (the "OPTIONEE"). Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Company's 2000 Equity Incentive Plan, a copy of which is attached hereto as EXHIBIT A (the "PLAN").

     1. GRANT OF OPTION. Pursuant to the Plan, the Company grants to the Optionee an option (the "OPTION") to purchase from the Company all or any number of an aggregate of 150,000 shares, subject to adjustment pursuant to Section 8 of the Plan (the "OPTION SHARES"), of the Company's common stock, $.001 par value per share, at a price of $1.00 per share. The Option is granted as of December 23, 2005(the "GRANT DATE").

     2. CHARACTER OF OPTION. The Option is intended to be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

     3. DURATION OF OPTION. Unless subject to earlier expiration or termination pursuant to the terms of the Plan, the Option shall expire on ten year anniversary of the Grant Date.

     4.   EXERCISE OF OPTION.

     (a) Vesting Schedule. Until its expiration or termination, the Option may be exercised, in the manner specified in Section 7.1(g) of the Plan, for 25% of the Option Shares on December 23, 2006, and for the balance of the Option Shares in monthly installments, with each installment being as nearly equal as practicable (as determined by the Company in its reasonable discretion), at the end of each calendar month beginning January 31, 2007 and ending December 31, 2009. The provisions of this Section 4(a) shall be subject to the provisions of
Section 7.1(e) of the Plan.

     (b) ACCELERATION OF VESTING. Notwithstanding anything in Section 4(a) above to the contrary but subject to the provisions of Section 4(c) below, in the event that (A) a Sale of the Company Transaction (as defined in Section 4(d) below) occurs prior to the time that the Option is not exercisable in full for all of the Option Shares, and (B) (i) the Optionee suffers any material adverse change in authorities, duties or responsibilities, (ii) (ii) the Optionee voluntarily terminates his employment with the Company following any relocation of the Optionee (without his written consent) by the Company to a location that increases Optionee's commute prior to such relocation by more than fifty (50) miles or (iii) the Company terminates the Optionee's employment with the Company for any reason or no reason (other than Cause, as such term is defined in Section 4(d) below) in either case within 365 days of a Sale of the Company Transaction, then the exercisability

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of the Option shall be accelerated such that the Option shall become exercisable for an additional number of Option Shares equal to fifty percent (50%) of the then Unvested Option Shares (as defined below in Section 4(d) below). The foregoing provisions of this Section 4(b) shall be implemented ratably across all Unvested Option Shares that are subject to the Option immediately prior to such Sale of the Company Transaction regardless of when the Option would have otherwise become exercisable for such Unvested Option Shares pursuant to Section 4(a) above. Notwithstanding anything express or implied to the contrary in the foregoing provisions of Section 4(a) and this Section 4(b), the Option may, as provided in Section 7.1(d) of the Plan, at any time be further accelerated at the discretion of the Committee, PROVIDED that, without the consent of the Optionee, such acceleration would not cause the Option to fail to comply with the provisions of Section 422 of the Code.

     (c) SALE OF THE COMPANY. Following a Sale of the Company Transaction, employment of the Optionee by any person or entity that is the successor or acquiror (each a "SUCCESSOR ENTITY") of the Company shall be treated in the same manner under this Agreement as if the Optionee were employed by the Company, and in such context any reference in this Agreement to the Company shall be deemed to be a reference to the Successor Entity to the Company

     (d)  DEFINITIONS.

          "CAUSE" shall mean (i) if the Optionee is convicted of, or pleads guilty or no contest to, a felony or any crime involving moral turpitude, deceit, dishonesty or fraud; (ii) any act of embezzlement, theft, sexual harassment, discrimination, fraud or other acts of a criminal nature by the Optionee in his dealings with the Company or its employees or representatives, as determined by the Board of Directors of the Company; (iii) the breach by the Optionee of any material term of an agreement with the Company or any of its subsidiaries, including covenants not to compete and provisions relating to confidential information and intellectual property rights; or (iv) any failure by the Optionee to comply with a specific directive given by the Company's executive officers or Board of Directors which failure has not been cured within 30 days after written notice from the Company.

          "SALE OF THE COMPANY TRANSACTION" shall mean any Transaction in which the shareholders of the Company immediately prior to such Transaction do not own or hold, immediately after consummation of such Transaction, shares of capital stock of the surviving person or entity or acquiring person or entity, as applicable, in connection with such Transaction representing at least a majority of the total voting power of the outstanding capital stock of such surviving person or entity or such acquiring person or entity, as the case may be.

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          "TRANSACTION" shall mean shall mean any merger or consolidation of the
          Company with or into another person or entity, the sale or transfer of all or substantially all of the assets of the Company, or the sale or transfer by the stockholders of the Company of all outstanding shares of capital stock of the Company, in each case in a single transaction or in a series of related transactions.

          "UNVESTED OPTION SHARES" shall mean, at the relevant time of reference thereto, those Option Shares for which the Option has not yet become exercisable at such time pursuant to Section 4(a) and without giving effect to the provisions of Section 4(b) above.

     5. TERMINATION OF ASSOCIATION WITH THE COMPANY. If the Optionee's employment with the Company is terminated, whether voluntarily or otherwise, the Option, to the extent the Option is exercisable on the date of termination, may be exercised by the Optionee, but only within 90 days after the Optionee ceases to be an employee of the Company, unless terminated earlier by its terms. For purposes of this Section 5, military or sick leave shall not be deemed a termination of employment, PROVIDED that it does not exceed the longer of 120 days or the period during which the absent Optionee's reemployment rights, if any, are guaranteed by statute or by contract. Death or disability (other than sick leave as specified in the preceding sentence) shall be deemed to be a termination of employment.

     6. TRANSFER OF OPTION. Other than as expressly permitted by the provisions of Section 7.1(f) of the Plan, the Option may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee, may be exercised only by the Optionee.

     7. INCORPORATION OF PLAN TERMS. The Option is granted subject to all of the applicable terms and provisions of the Plan, including, but not limited to, the limitations on the Company's obligation to deliver Optioned Shares upon exercise set forth in Section 9.1 (Violation of Law), Section 9.2 (Corporate Restrictions on Rights in Stock), Section 9.3 (Investment Representations) and
Section 9.7 (Tax Withholding).

     8. MISCELLANEOUS. This Agreement shall be construed and enforced in accordance with the internal, substantive laws of The Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of the Optionee.

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     IN WITNESS WHEREOF, the parties have executed this Incentive Stock Option
Agreement as a sealed instrument as of the date first above written.

ACME PACKET, INC.                       OPTIONEE


By: /s/ Andrew D. Ory                        /s/ Dino DiPalma
    ------------------------------------     -----------------------------------
     Name:
     Title:


                                             Optionee's Address:

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                                                                       EXHIBIT A

                           2000 EQUITY INCENTIVE PLAN